UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 10, 2010

Date of Earliest Event Reported:  June 4, 2010

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio	333-131542	31-1332119
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5057 Troy Rd, Springfield, OH		45502-9032
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on June 4, 2010.  The final voting results for the issues submitted to a vote of security holders at the Annual Meeting are set forth below.

Issue 1.  To amend article fourth of our articles of incorporation to (i) increase the number of authorized shares of common stock from 14,500,000 shares to 29,000,000 shares, and (ii) to increase the number of authorized shares of preferred stock from 500,000 shares to 1,000,000 shares.

For:	2,410,470	Against or Withheld:	124,282

Issue2.  To elect the following nominees for Director:

Name	For	Against or Withheld
Christopher Brogdon	2,484,375	50,377
Peter J. Hackett	2,511,642	23,110
Laurence E. Sturtz	2,511,642	23,110
Jeffrey L. Levine	2,511,642	23,110
Boyd P. Gentry	2,511,642	23,110
Joshua J. McClellan	2,511,642	23,110

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  June 10, 2010

ADCARE HEALTH SYSTEMS, INC.

By:  /s/ Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer

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